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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



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                                   FORM 8-K

                                CURRENT REPORT

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                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported):   January 22, 1997
                                                         ----------------


                     New Hampshire Thrift Bancshares, Inc.
            (Exact name of registrant as specified in its charter)

       Delaware                      0-17859                     02-0430695
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(State or other             (Commission File Number)           (IRS Employer
 jurisdiction of                                            Identification No.)
 incorporation)



     The Carriage House, New London, New Hampshire                 03257
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       (Address of principal executive offices)                  (Zip Code)




Registrant's telephone number, including area code:           (603) 863-5772
                                                            ------------------


                                Not Applicable
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         (Former name or former address, if changed since last report)

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Item 2.  Acquisition or Disposition of Assets.

         As of 3:15 p.m. on January 22, 1997 (the "Effective Time"), New Hampshire Thrift Bancshares, Inc., a Delaware corporation (the "Company"), and its wholly-owned subsidiary, Lake Sunapee Bank, fsb, a federally chartered stock savings bank (the "Bank"), completed the merger (the "Merger") of Landmark Bank, a New Hampshire state-chartered guaranty savings bank ("Landmark"), pursuant to the Agreement and Plan of Merger dated as of July 26, 1996, by and between the Bank and Landmark, and joined in by the Company (the "Merger Agreement") and the Agreement and Plan of Reorganization dated as of July 26, 1996, by and among Landmark, the Bank and the Company (the "Reorganization Agreement," and, together with the Merger Agreement, the "Agreements").

         The Company acquired Landmark Bank by merger of Landmark Bank with and into Lake Sunapee Bank. Pursuant to the Agreements, holders of Landmark's stock may elect to receive $12.00 in cash per share, or to exchange their Landmark stock for stock in the Company pursuant at a ratio of 1.1707 shares of common stock of the company per share of Landmark stock, subject to the total consideration to Landmark stockholders being comprised of 60% stock and 40% cash (the "Merger Consideration").

         Also pursuant to the Agreements, two former directors of Landmark, Jack Nelson and Leonard Cashman will be appointed directors of the Company.

         The merger was consummated after satisfaction of certain conditions, including, but not limited to, (i) approval of the Agreements by the shareholders of Landmark and the Company at special meetings held on December 19, 1996 and (ii) the receipt of all requisite regulatory approvals.

         The source of funds used by the Company to pay the cash portion of the Merger Consideration (approximately $2,275,000) included funds of the Company and an upstream dividend from the Bank.

Item 7.  Financial Statement and Exhibits.

(a) As of the date of this filing, it is impracticable to provide financial statements required pursuant to Rule 3-05(b) of Regulation S-X. The required financial statements will be filed as soon as possible and in no event later than April 7, 1997.

(b) As of the date of this filing, it is impracticable to provide pro forma financial information required pursuant to Article 11 of Regulation S-X. The required pro forma financial information will be filed as soon as possible and in no event later than April 7, 1997.

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(c)  The following exhibits are filed with this Report:

     Exhibit No.                           Description
     -----------                           -----------

         9.1                               Press Release dated January 22, 1997



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                                  SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 New Hampshire Thrift Bancshares, Inc.



                                 By: /s/ Stephen R. Theroux
                                    -------------------------------------
                                    Stephen R. Theroux
                                    Executive Vice President and
                                    Chief Financial Officer


Dated:   February 6, 1997

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                                 EXHIBIT INDEX



               Exhibit No.                 Description
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                  9.1                      Press Release dated
                                           January 22, 1997.


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